Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

First California Financial Group, Inc. and Subsidiaries

We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 333-144617 and No. 333-141391) of our report dated March 28, 2008, with respect to the consolidated financial statements of First California Financial Group, Inc. and Subsidiaries included in the Annual Report (Form 10-K) for the year ended December 31, 2007.

/s/    MOSS ADAMS LLP

Los Angeles, California

March 28, 2008